Hippo Reports Fourth Quarter 2024 Financial Results
PALO ALTO, Calif. March 06, 2025 – Hippo (NYSE: HIPO), the home insurance group focused on proactive home protection, today announced its consolidated financial results for the three months that ended December 31, 2024.

"Hippo delivered $8.5 million in positive adjusted EBITDA in Q4 2024, surpassing all expectations," said Hippo President and CEO Rick McCathron. "A nearly 30-point improvement in our gross loss ratio in 2024 and the further streamlining of our operations contributed to our most successful year to date. We accomplished all of this while nearly doubling our revenue, and our focus is now on turning net income profitable by Q4 2025."

Hippo's preliminary pre-tax estimate of catastrophe losses from the wildfires in Los Angeles in January, including assessments from the California FAIR Plan and net of subrogation, is approximately $42 million, with $30 million attributed to the Hippo Home Insurance Program and $12 million related to non-Hippo programs supported by Spinnaker.

None of the losses were associated with the company's fastest-growing channel, the Hippo New Homes Program, which offers homebuilders access to insurance products specifically designed for new homes from Hippo and a panel of carrier partners. The channel represents a substantial majority of the new business Hippo has written in California over the past few years.

"As a native of Southern California, these events are deeply personal to me," added McCathron. "I am proud of Hippo's quick and compassionate response—arranging temporary housing, offering accelerated payouts, and collaborating with our builder partners to find ways to shorten the rebuilding process."

Complete financial results and full year guidance for 2025 can be found in the company's shareholder letter in the Investor Relations section of Hippo’s website at https://investors.hippo.com/.

Fourth Quarter Highlights

Strong Top-line Growth; Favorable Mix-Shift
•Q4 Revenue up 58% YoY to $102 million; FY2024 Revenue up 77% to $372 million
•Pro-forma for the First Connect transaction, Consolidated TGP up 16% YoY, driven by Insurance-as-a-Service (“Iaas”) which grew 22%

Continued Improvement of HHIP Loss Ratio
•HHIP Q4 gross Loss Ratio improved 3pp YoY to 50%, with HHIP non-PCS loss ratio at 43%, and HHIP PCS loss ratio at 7%
•HHIP FY2024 Gross Loss Ratio improved 28pp to 73%
•HHIP Net Loss Ratio improved 46pp YoY to 60%

Improving Operating Leverage
•Investments in operational efficiencies continued to pay off as fixed expenses lowered by $8 million while revenue increased by $38 million YoY
•Sales & Marketing, Technology & Development, and General & Administrative expenses collectively declined by 34pp of revenue YoY, from 69% of revenue in Q4’23 to 35% in Q4’24

Significant Step Forward on our Path to Profitability
•Q4 Net Income attributable to Hippo of positive $44 million, vs. Net Loss of $42 million in Q4 of last year; Gain on Sale of First Connect contributed $46m
•Q4 adjusted EBITDA of positive $8.5 million vs. Adjusted EBITDA loss of $22 million in Q4 of last year

Financial Strength
•Cash and investments, excluding restricted cash, increased $25 million QoQ to $571 million
•Spinnaker surplus of $204 million, up from $191 million a year ago

Conference Call and Webcast Information
Date: Thursday, March 6, 2025
Time: 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time
Dial In: +1 833 470 1428 (U.S.) / Global Dial-In Numbers
Conf ID: 827436
Webcast: https://events.q4inc.com/attendee/922114957

A replay of the webcast will be made available after the call in the investor relations section of the company’s website at https://investors.hippo.com/

Information about Key Operating Metrics/Non-GAAP Financial Measures

We define gross loss ratio expressed as a percentage, as the ratio of the gross losses and loss adjustment expenses, to the gross earned premium. We define TGP as the aggregate written premium placed across all of our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet, or the amount of business written in our capacity as an MGA, agency, or as an insurance carrier/reinsurer. We define adjusted EBITDA, a Non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, gains and losses on sales of business, other non-cash fair market value adjustments, contingent consideration for one of our acquisitions, and other transactions, which may include certain legal fees and settlement costs, that we consider to be unique in nature. We exclude these items from Adjusted EBITDA because we do not consider them to be directly attributable to our underlying operating performance. This Non-GAAP financial measure is in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of this Non-GAAP financial measure to its most directly comparable GAAP counterpart is included in the shareholder letter referenced above. We believe that these non-GAAP measures of financial results provide useful supplemental information to investors about Hippo.

Forward-looking statements safe harbor

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking statements are subject to a number of risks and uncertainties, including our ability to navigate extensive insurance industry regulations and the scrutiny of state insurance regulators, our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendors; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; regulators’ identification of errors in the policy forms we use, the rates we charge, and our customer communications including, but not limited to, cancellations, non-renewals and reinstatements through market conducts, complaints, or other inquiries; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this press release. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Hippo
Hippo is protecting the joy of homeownership, helping to safeguard customers' most important financial asset by harnessing the power of real-time data and a growing suite of home services to deliver proactive home protection. Hippo Holdings Inc. operating subsidiaries include Hippo Insurance Services, Hippo Builder Insurance Agency, Hippo Home Care, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Wingsail Insurance Company. Hippo Insurance Services and Hippo Builder Insurance Agency are licensed property casualty insurance agents with products underwritten by various affiliated and unaffiliated insurance companies. For more information, visit http://www.hippo.com.

Contacts
Investors:
Sammy Ng
Investors@hippo.com

Press:
Mark Olson
press@hippo.com